AMENDMENT
TO
SUBSCRIPTION AGREEMENT

THIS AMENDMENT (this "Amendment") effective as of January 12 2010 (the "Effective Date") amends that certain Subscription Agreement between TGR Energy, LLC ("TGR") and TOT Energy, Inc. (the "Company") dated August 6th, 2008 (the "Subscription Agreement").

WHEREAS, the Subscription Agreement provided that the Company would issue an aggregate of 100,000,000 shares of the Company's Common Stock and warrants to purchase 50,000,000 shares of the Company's Common Stock at a purchase price of $0.05 per share as consideration for the Investor's investment of $2,000,000 in the Company; and,

WHEREAS, TGR has invested the entire $2,000,000 and the Company has issued the corresponding stock and warrants; and,

WHEREAS, the Company and TGR desire to amend the Subscription Agreement to allow TGR to invest up to an additional $2,000,000 on the same terms and conditions contained in the Subscription Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Amendment of Subscription Agreement.

1.1 Recitals. The first recital of the Subscription Agreement are hereby deleted and replaced with the following:

A. "The Company desires to issue, and the Investor desires to acquire an aggregate of 200,000,000 shares of Common Stock (the "**Stock**") and warrants to purchase 100,000,000 shares of the Company's Common Stock at a purchase price of $0.05 per share (the "Warrants") as consideration for the Investor's investment of $4,000,000 (the "Investment") in the Company."

1.2 Section 1.2. Section 1.2 of the Subscription Agreement is hereby amended to change the Purchase Price to be up to $4,000,000 in the aggregate.

1.3 Section 1.4. Section 1.4 of the Subscription Agreement is hereby amended to change the obligation about from $2,000,000 to $4,000,000.

2.0 Authorization. The Company represents that its board has approved this Amendment and authorized the issuance of the Stock and the Warrants to be issued pursuant to the amended Subscription Agreement.

3.0 Full Force and Effect. All other terms and conditions contained in the Subscription Agreement not contrary to the terms and conditions contained in this Amendment continue in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to that Subscription Agreement as of Effective Date.

TOT ENERGY, INC.

By: ____________________
Name: Jonathan New
Title: CFO

TGR ENERGY, LLC

By: ____________________
Name: Mike Zoi
Title: Managing Member